Exhibit 99.1

Contact:	Brett D. Heffes
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 25, 2015)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 27, 2014 of $20,066,500 or $3.85 per share diluted, compared to net income of $18,231,600 or $3.48 per share diluted, in 2013.  The fourth quarter 2014 net income was $5,610,800 or $1.09 per share diluted, compared to net income of $4,585,800 or $.87 per share diluted, for the same period last year.  Revenues for the year ended December 27, 2014 were $61,178,700, up from $55,731,200 in 2013.

John L. Morgan, Chairman and Chief Executive Officer, commented, “We ended the year with a solid fourth quarter that was highlighted by a growing and profitable leasing portfolio, as well as steady growth in our franchising business.  We opened 94 stores in 2014 and signed an additional 90 agreements for future store openings across all of our brands.  Our newest resale concept, Style Encore, currently has 27 open stores and is being well received by both consumers and franchisees.”

Winmark Corporation creates, supports and finances business. At December 27, 2014, there were 1,092 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Music Go Round® and Style Encore®. An additional 105 retail franchises have been awarded but are not open. In addition, at December 27, 2014, the Company had a lease portfolio equal to $44.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 27, 2014	December 28, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$2,089,700	$10,642,600
Marketable securities	466,800	736,500
Receivables, net	1,328,200	1,205,500
Net investment in leases - current	19,831,600	17,239,900
Income tax receivable	4,163,900	166,500
Inventories	93,500	96,700
Prepaid expenses	467,400	587,300
Total current assets	28,441,100	30,675,000
Net investment in leases — long-term	24,188,900	20,301,400
Property and equipment, net	1,420,300	1,382,200
Other assets	677,500	677,500
	$54,727,800	$53,036,100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$18,500,000	$—
Accounts payable	1,955,500	2,441,400
Accrued liabilities	1,759,200	1,233,100
Discounted lease rentals	227,300	424,900
Deferred revenue	2,142,600	2,199,900
Deferred income taxes	4,412,600	4,208,200
Total current liabilities	28,997,200	10,507,500
Long-Term Liabilities:
Discounted lease rentals	25,800	277,400
Deferred revenue	1,347,800	1,180,700
Other liabilities	1,403,200	1,489,000
Deferred income taxes	1,344,300	1,436,800
Total long-term liabilities	4,121,100	4,383,900
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,998,512 and 5,143,530 shares issued and outstanding	422,400	2,949,500
Accumulated other comprehensive loss	(37,100)	(4,100)
Retained earnings	21,224,200	35,199,300
Total shareholders’ equity	21,609,500	38,144,700
	$54,727,800	$53,036,100

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
REVENUE:
Royalties	$10,236,600	$9,407,100	$38,972,400	$36,344,100
Leasing income	4,592,300	3,176,000	16,247,300	14,524,100
Merchandise sales	468,700	506,000	2,728,600	2,327,100
Franchise fees	475,000	315,100	1,989,700	1,459,300
Other	410,200	363,200	1,240,700	1,076,600
Total revenue	16,182,800	13,767,400	61,178,700	55,731,200
COST OF MERCHANDISE SOLD	463,600	471,000	2,619,900	2,205,700
LEASING EXPENSE	396,400	302,500	1,630,600	1,592,000
PROVISION FOR CREDIT LOSSES	36,800	23,000	62,900	(44,700)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,931,500	5,469,300	23,806,000	22,198,200
Income from operations	9,354,500	7,501,600	33,059,300	29,780,000
INTEREST EXPENSE	(127,800)	(33,400)	(484,500)	(213,500)
INTEREST AND OTHER INCOME (EXPENSE)	(14,200)	28,200	14,000	23,400
Income before income taxes	9,212,500	7,496,400	32,588,800	29,589,900
PROVISION FOR INCOME TAXES	(3,601,700)	(2,910,600)	(12,522,300)	(11,358,300)
NET INCOME	$5,610,800	$4,585,800	$20,066,500	$18,231,600
EARNINGS PER SHARE — BASIC	$1.12	$.89	$3.96	$3.60
EARNINGS PER SHARE — DILUTED	$1.09	$.87	$3.85	$3.48
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	4,997,831	5,137,415	5,069,391	5,068,975
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,159,804	5,297,878	5,216,914	5,241,121